Exhibit 10.38

AGREEMENT TERMINATING RESEARCH, DEVELOPMENT

AND MARKETING AGREEMENT

This AGREEMENT TERMINATING RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT (this “Agreement”), is entered into as of January 4, 2008, between BioMimetic Therapeutics, Inc., a Delaware corporation (f/k/a BioMimetic Pharmaceuticals, Inc.) (“BMTI”), and Luitpold Pharmaceuticals, Inc., a New York corporation (“Luitpold”).

WHEREAS, BMTI and Luitpold are parties to that certain Research, Development and Marketing Agreement dated as of December 9, 2003 (the “R&D Agreement”);

WHEREAS, BMTI and Luitpold have entered into that certain Asset Purchase Agreement dated as of December 14, 2007 (the “Purchase Agreement”) pursuant to which BMTI has agreed to sell, and Luitpold has agreed to purchase, all of the assets that are primarily related to the Business (other than the Excluded Assets);

WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, BMTI and Luitpold are required to execute and deliver this Agreement; and

WHEREAS, the parties wish to terminate the R&D Agreement other than as herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows (initially capitalized terms used but not defined herein have the meanings given them in the Purchase Agreement):

1. Termination. Except as provided in Section 2 below, the R&D Agreement and the parties’ respective rights and obligations thereunder are hereby terminated and shall be of no force and effect.

2. EU Approval. Section 4.b of the R&D Agreement is hereby restated as follows: “Promptly upon BMTI’s receipt of approval of the European Medical Agency for GEM 21S® Growth-factor Enhanced Matrix (the “EU Approval”), BMTI shall use its best efforts to transfer, assign and vest all rights in and to the EU Approval to Luitpold or its designee. Within thirty (30) days of BMTI executing such documents necessary for such transfer and assignment, Luitpold shall pay to BMTI Ten Million Dollars ($10,000,000) (“Milestone Payment”) by wire transfer of immediately available funds to an account designated by BMTI in accordance with wire instructions to be provided by BMTI prior to the due date of such payment. Luitpold acknowledges and agrees that no representations or warranties, express or implied, are given concerning the approval of the Licensed Products and no assurances can be given that the Licensed Products will receive EU Approval.”

3. General Provisions.

3.1 Limited Liability. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER LUITPOLD NOR BMTI WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

3.2 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BMTI and Luitpold. Notwithstanding any of the provisions of this Agreement, neither party shall at any time enter into, incur or hold itself out to third parties as having authority to enter into or incur, on behalf of the other party, any commitment, expense or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one party in connection with or relating to the performance of its obligations under this Agreement shall be undertaken, incurred or paid exclusively by that party, and not as an agent or representative of the other party. The parties agree that each is acting as an independent contractor and not as an agent or partner of the other by virtue of this Agreement.

3.3 Severability. If any provision of this Agreement shall be found to be void, invalid or unenforceable, the same shall either be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this Agreement.

3.4 Notices. All notices, requests, demands, waivers, consents, approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by recognized commercial courier service, and delivered by a facsimile transmission, as follows:

If to BMTI:	BioMimetic Therapeutics, Inc.
389 A Nichol Mill Lane
Franklin, TN 37067
Attention: Samuel E. Lynch, D.M.D., D.M.Sc.
FAX: 615-844-1281

With a copy to:	BioMimetic Therapeutics, Inc.
389 A Nichol Mill Lane
Franklin, TN 37067
Attention: Earl Douglas, General Counsel
FAX: 615-236-4457

If to Luitpold:	Luitpold Pharmaceuticals, Inc.
One Luitpold Drive
P.O. Box 9001

Shirley, NY 11967
Attention:Mary Jane Helenck, R.Ph, M.S., M.B.A.,
President and CEO
FAX: (631) 924-8650

With a copy to:	Sheppard Mullin Richter & Hampton LLP
1300 I Street, N.W.
11th Floor East
Washington, DC 20005
Attention: Peter Reichertz
FAX: 202-312-9426

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (a) as of the date so delivered either personally or by facsimile transmission or courier service; or (b) on the third (3rd) business day after the same has been mailed.

3.5 Force Majeure. Neither party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war or threatened act of war, acts of terror or threatened acts of terror, civil unrest, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible. If the force majeure event persists for longer than twelve (12) months, the other party shall have the right to terminate this Agreement.

3.6 Assignments. This Agreement may not be assigned by either party without the written prior consent of the other party; provided, however, that either party may assign any and all of its rights under this Agreement to (i) one or more direct or indirect subsidiaries or affiliates of such party or (ii) an acquirer of all or substantially all of its assets or business. This Agreement shall inure to the benefit of and be binding on the parties’ permitted assigns, and successors in interest.

3.7 Waivers and Modifications. The failure of any party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release, or amendment or any obligation under this Agreement shall be valid or effective unless in writing and signed by both parties.

3.8 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles that would provide for application of the law of another jurisdiction.

3.9 Headings. Section headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

3.10 Execution. This Agreement may be executed and delivered (including by facsimile transmission or e-mail with scan attachment) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

3.11 Entire Agreement. This Agreement, the Purchase Agreement and the Ancillary Agreements, including all exhibits and schedules hereto and thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Luitpold and BMTI with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

3.12 Recording and Further Assurances. Luitpold may record this Agreement in each place necessary or convenient to perfect, protect or otherwise evidence Luitpold’s rights hereunder. Each party agrees, promptly upon request, to execute such further documents as the other party may reasonably request to for the purpose of making effective the rights of such party under this Agreement, at the sole expense of the party so requesting.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Samuel E. Lynch
Name: Samuel E. Lynch D.M.D., D.M.Sc.
Title: President and CEO

LUITPOLD PHARMACEUTICALS, INC.
By:	/s/ Mary Jane Helenek
Name: Mary Jane Helenek, R.Ph, M.S., M.B.A..
Title: President and CEO